Exhibit 10.16

Certain information in this document identified by brackets has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Supplementary Agreement of the Business Cooperation Agreement

No.: XWML [2018] He No. 001-006

This Supplementary Agreement is made by and between:

Party A: Sichuan Xinwang Bank Co., Ltd.

Domicile: Room 1-8, Floor 26, Unit 1, Building 1, 8 Jitai 3rd Road, High-tech Zone, Chengdu City, Sichuan Pilot Free Trade Zone, PRC

Legal Representative (Responsible Person): Wang Hang

Zip Code: 610095

Contact Person: Liu Feng

Contact Telephone Number: [REDACTED]

E-mail: [REDACTED]@xwbank.com

and

Party B: Huachang Finance Leasing (China) Co., Ltd.

Domicile: Room 2001-1, Floor 20, Building 11, Wangjing Dongyuan Fourth Area, Chaoyang District, Beijing, PRC

Legal Representative (Responsible Person): Xu Wen

Zip Code:100020

Contact Person: Chang Jingxin

Contact Telephone Number: [REDACTED]

E-mail: [REDACTED]@mljr.com

In order to develop a friendly and mutually beneficial cooperation relationship, adhering to the principles of voluntariness, equality, mutual benefit and good faith, and upon agreement reached through consultation, Party A and Party B hereby enter into the following supplementary agreement with respect to the Business Cooperation Agreement (Agreement No.: XWML [2018] He No.001) signed by Party A and Party B (hereinafter referred to as “Original Agreement”), which shall constitute an integral part of and have the same legal force as the Original Agreement. Unless otherwise specified, all terms in this Supplementary Agreement shall have the same definitions given to them in the the Original Agreement.

Article 1    The total cooperation amount provided by Party A and its cooperative financial institution as stipulated in the Annex (Outline of Cooperative Products) to the Original Agreement is adjusted to a maximum of RMB [REDACTED] yuan (Renminbi [REDACTED] yuan) which will be used for the personal loans to be released to the Customers recommended by Party B to repay Party B’s financing lease funds.

Article 2    The term of the Original Agreement is extended until November 27, 2019. Upon the expiration of the the Original Agreement, Party A and Party B will sign a new cooperation agreement.

Article 3    In case of any inconsistency between this Supplementary Agreement and the Original Agreement, this Supplementary Agreement shall prevail. Matters not covered in this Supplementary Agreement shall be implemented in accordance with the provisions of the Original Agreement.

Article 4    This Supplementary Agreement shall take effect on the date when the legal representatives, responsible persons or authorized signatories of the parties hereto affix their signatures (or seals) and the common seals of the parties hereto hereon. This Agreement is made in [four] counterparts, with Party A and Party B holding [two] counterparts respectively, and the four counterparts shall have the same legal force.

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Party A: Sichuan Xinwang Bank Co., Ltd.

[Seal]

Legal Representative (Responsible Person)

Or Authorized Signatory: Wang Hang

[Seal]

Date: December 28, 2018

Party B: Huachang Finance Leasing (China) Co., Ltd.

[Seal]

Legal Representative (Responsible Person)

Or Authorized Signatory: Xu Wen

[Seal]

Date: December 28, 2018